EXHIBIT 99.2

Agile Therapeutics Announces Closing of $4.85 Million Registered Direct Offering

PRINCETON, N.J., March 14 , 2022 (GLOBE NEWSWIRE) -- Agile Therapeutics, Inc. (Nasdaq: AGRX) ("Agile Therapeutics" or the "Company"), a women's healthcare company, today announced that it has closed its previously announced registered direct offering with a single healthcare-focused institutional investor to sell 2,425 shares of Series A convertible preferred stock and 2,425 shares of Series B convertible preferred stock and Series A warrants to purchase up to an aggregate of 24,250,000 shares of common stock and Series B warrants to purchase up to an aggregate of 24,250,000 shares of common stock. Each share of Series A and Series B preferred stock has a stated value of $1,000 per share and a conversion price of $0.20 per share. The shares of preferred stock issued in the offering are convertible into an aggregate of 24,250,000 shares of common stock. The Series A warrants have an exercise price of $0.26 per share, will become exercisable six months following the date of issuance, and will expire 5 years following the initial exercise date. The Series B warrants have an exercise price of $0.26 per share, will become exercisable six months following the date of issuance, and will expire one and one-half years following the initial exercise date. Total gross proceeds from the offering, before deducting the placement agent's fees and other estimated offering expenses, is $4.85 million.

H.C. Wainwright & Co. acted as the exclusive placement agent for the offering.

The Company intends to use the net proceeds from this offering for working capital and general corporate purposes.

The securities described above were offered pursuant to a registration statement on Form S-3 (333-249273), which was declared effective by the Securities and Exchange Commission on October 14, 2020. The offering was made only by means of a prospectus supplement and a prospectus that form a part of the registration statement. A final prospectus supplement and accompanying prospectus relating to the securities offered has been filed with the SEC. Electronic copies of the final prospectus supplement and accompanying prospectus may be obtained on the SEC's website at http://www.sec.gov or by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at (646) 975-6996 or e-mail at placements@hcwco.com.

About Agile Therapeutics, Inc.
Agile Therapeutics is a women's healthcare company dedicated to fulfilling the unmet health needs of today’s women. Our product and product candidates are designed to provide women with contraceptive options that offer freedom from taking a daily pill, without committing to a longer-acting method. Our initial product, Twirla®, (levonorgestrel and ethinyl estradiol), a transdermal system, is a non-daily prescription contraceptive. Twirla is based on our proprietary transdermal patch technology, called Skinfusion®, which is designed to allow drug delivery through the skin. For more information, please visit the company website at www.agiletherapeutics.com. The Company may occasionally disseminate material, nonpublic information on the Company’s website.

Follow Agile on Linked In and Twitter: @AgileTher.

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Forward-Looking Statements
Certain information contained in this press release includes "forward-looking statements" within the meaning of The Private Securities Litigation Reform Act of 1995, including statements related to our use of proceeds from the offering and special meeting of shareholders. We may, in some cases, use terms such as "predicts," "believes," "potential," "continue," "anticipates," "estimates," "expects," "plans," "intends," "may," "could," “might," "will," "should" or other words that convey uncertainty of the future events or outcomes to identify these forward-looking statements. Our forward-looking statements are based on current beliefs and expectations of our management team that involve risks, potential changes in circumstances, assumptions, and uncertainties. Any or all of the forward-looking statements may turn out to be wrong or be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties as a result of various important factors, including the uncertainties related to market conditions and the completion of the offering on the anticipated terms or at all and various other factors. For a more detailed description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to our business in general, please refer to our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. You are cautioned not to place undue reliance on these forward-looking statements, which are made only as of the date of this press release. We undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Source: Agile Therapeutics

Media Inquiries:

Matt Riley

Head of Investor Relations and Corporate Communications

mriley@agiletherapeutics.com

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